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                                    EXHIBIT 10.18
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                           SYNCOR INTERNATIONAL CORPORATION
                                NON-EMPLOYEE DIRECTOR
                                 1995 STOCK INCENTIVE
                                   AWARD AGREEMENT


            NAME OF NON-EMPLOYEE
            DIRECTOR ("PARTICIPANT")    :    GEORGE S. OKI

            ADDRESS OF PARTICIPANT      :    2382 SHOREWOOD
                                             CARMICHAEL, CA  95608

            SOCIAL SECURITY NUMBER      :    ###-##-####

            NUMBER OF SHARES            :    4,200

            EXERCISE PRICE PER SHARE    :    $8.50

            AWARD DATE                  :    JANUARY 24, 1995

            EXPIRATION DATE             :    JANUARY 24, 2005


            WHEREAS, pursuant to the Corporation's 1995 Non-Employee Director Stock Incentive Plan (the "Plan"), which is not exempt from the limitation of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Participant has been granted a Nonqualified Stock Option (the "Option" or "Award") to purchase shares of Common Stock of the Corporation upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, the Participant and the Corporation agree as follows:

            1. GRANT OF OPTION. The Corporation has granted to the Participant as a matter of separate inducement and agreement in connection with his or her status as a Non-Employee Director, and not in lieu of any salary or other compensation for his or her services, the right and option to purchase, in accordance with the Plan and on the terms and conditions of the Plan and those hereinafter set forth, all or any part of the number of shares of Common Stock stated above (the "Common Stock") at the price stated above (the "Price"), exercisable from time to time subject to the provisions of this Award Agreement prior to the close of business on the Expiration Date stated above.

            2. EXERCISABILITY OF OPTION. Except as otherwise provided in the Plan or this Award Agreement, the Option shall become exercisable from time to time as follows: (i) 50% of the Common Stock shall become purchasable twelve months after the Award Date; and (ii) an additional 50% of the Common Stock shall become purchasable twenty-four months after the Award Date; provided, however, that the Option may not be exercised as to less than 10 shares at any one time unless the number of shares purchased is the total number at the time


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available for purchase under an installment of the Option. If the Participant does not, in any given installment period, purchase all of the shares which he or she is entitled to purchase in such installment period, the Participant's right to purchase any shares not so purchased shall continue until the Expiration Date, unless theretofore terminated in accordance with the provisions hereof and of the Plan. The Option may be exercised only as to whole shares.

            3. METHOD OF EXERCISE AND PAYMENT. Each exercise of the Option shall be by means of written notice of exercise duly delivered to the Corporation, specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 8 below and payment of the Price.

            4. EFFECT OF TERMINATION OF DIRECTORSHIP. The Option and all other rights hereunder, to the extent such rights shall not have been exercised prior thereto, shall terminate on the date the Participant ceases to serve as a director of the Corporation; provided, however, that the Participant may, to the extent the Option shall have become exercisable prior to such date, exercise the Option at any time within (1) up to twelve months after such termination; or (2) up to twelve months after the Participant's death, if the Participant dies while serving as a director of the Corporation or during the period referred to in clause (1) above. During the period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the person or persons to whom the Participant's rights under the Plan and this Award Agreement shall pass by will or by the applicable laws of descent and distribution. Unless sooner terminated pursuant to the Plan, the Option shall expire at the end of the applicable period specified in clauses (1) or (2) above, to the extent not exercised within that period. In no event may the Option be exercised by any person after the Expiration Date.

            5. NON-ASSIGNABILITY OF OPTION. The Option shall not be subject to sale, transfer, pledge, assignment or alienation other than by will or the laws of descent and distribution regardless of any community property or other interest therein of the Participant's spouse or such spouse's successor in interest. In the event that the spouse of the Participant shall have acquired a community property interest in the Option, the Participant, or such transferees, may exercise it on behalf of the spouse of the Participant or such spouse's successor in interest.

            6. ACCELERATION. Upon the occurrence of an Event, as defined in Sycor's 1990 Master Stock Incentive Plan ("MSIP"), including a Change of Control, the Award shall become immediately exercisable to the full extent theretofore not exercisable unless prior to an Event the Board determines otherwise; subject, however, to compliance with applicable regulatory requirements including without limitation Rule 16b-3 promulgated by the Exchange Act.

            7. PARTICIPANT NOT A SHAREHOLDER. Neither the Participant nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock for which stock certificates have not been actually issued and delivered to him or her. No adjustment will be made for dividends or other


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rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

            8.   APPLICATION OF SECURITIES LAWS.

            a. No shares of Common Stock may be purchased pursuant to the Option unless and until any then applicable requirements of federal and state securities laws and regulations, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Participant represents, agrees and certifies that:

                 (a) If the Participant exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him or her a prospectus meeting the requirements of
            Section 10 of the Securities Act ("Prospectus"), the Participant will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Corporation a written statement to such effect, satisfactory in form and substance to the Corporation; and

                 (b) If and when the Participant proposes to publicly offer or sell the Common Stock issued to him or her upon exercise of the Option, the Participant will notify the Corporation prior to any such offering or sale and will abide by the opinion of counsel to the Corporation as to whether and under what conditions and circumstances, if any, he or she may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Participant with the shares of Common Stock and the Common Stock was and is listed on a national securities exchange or traded as a National Market System security through the facilities of NASDAQ.

            b. The Participant understands that the certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Securities Act and state securities laws with respect to the transfer of such Common Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of Section 4 above shall be bound by and obligated under the provisions of this Section 9 to the same extent as is the Participant.

            c. The Board of Directors of the Corporation may impose such conditions on an Award or on its exercise or acceleration or on the payment of any withholding obligation (including without limitation restricting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.


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            9.   NOTICES.  Any notice to be given to the Corporation under the terms of the Award Agreement or pursuant to the Plan shall be in writing and addressed to the Secretary of the Corporation at its principal office and any notice to be given to the Participant shall be addressed to him or her at the address stated above, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

            10. TAX WITHHOLDING. The provisions of Section 6.6 of the MSIP are hereby incorporated and shall govern any withholding that the Corporation is required to make with respect to an exercise of the Option, as well as the Corporation's right to condition a transfer of Common Stock upon compliance with the applicable withholding requirements of federal, state and local authorities.

            11. LAW APPLICABLE TO CONSTRUCTION. The interpretation, performance and enforcement of the Award and this Award Agreement shall be governed by the laws of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the Award Date.

COMPANY:                                               OPTIONEE:
SYNCOR INTERNATIONAL CORPORATION
a Delaware corporation


By: /s/ Gene R. Mcgrevin                          /s/ George S. Oki
   --------------------------------               ------------------------------
  GENE R. MCGREVIN
  President &
  Chief Executive Officer

Date:                                        Date:
     ------------------------------               ------------------------------

                                  CONSENT OF SPOUSE

            I join with my spouse, the Participant herein named, in executing the foregoing Non-Employee Director Stock Option Award Agreement and agree to be bound by all of the terms and provisions thereof and of the Plan


                                ------------------------------------
                                   SIGNATURE OF PARTICIPANT'S SPOUSE


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